Exhibit 10.4

GUARANTY

1. Guaranty of Payment and Performance of Obligations. In consideration of extensions or continuations of credit or other financial or banking facilities or accommodations by COMMERCE BANK & TRUST COMPANY, a Massachusetts banking corporation having an office at 386 Main Street, Worcester, Massachusetts 01608, its successors and assigns (the “Bank”) to BOSTON BIOMEDICA, INC., a Massachusetts corporation having its principal place of business at 375 West Street, West Bridgewater, Massachusetts (the “Customer”), SERACARE LIFE SCIENCES, INC., a California corporation having its principal place of business at 1935 Avenida del Oro, Suite F, Oceanside, California 92056 (the “Guarantor”) hereby unconditionally guarantees to the Bank that the Customer will duly and punctually pay and perform, at the place specified therefor, or if no place is specified, at the Bank’s office in Worcester, Massachusetts, all indebtedness, obligations, undertakings and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of the Customer to the Bank now or hereafter owing or incurred (including without limitation costs, expenses and attorneys’ fees incurred by the Bank in attempting to collect or enforce any of the foregoing) which are chargeable to the Customer under the terms of that certain Note dated March 31, 2000 payable by the Customer to the Bank and any and all amendments, renewals, modifications and/or extensions thereto (collectively the “Obligations” and individually an “Obligation”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Customer of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Bank first attempt to collect any of the Obligations from the Customer or resort to any security or other means of obtaining payment of any of the Obligations which the Bank now has or may acquire after the date hereof, or upon any other contingency whatsoever. Upon any default by the Customer in the full and punctual payment and performance of the Obligations, the liabilities and obligations of the Guarantor hereunder shall at the option of the Bank, become forthwith due and payable to the Bank without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Bank on any number of occasions.

2. Guarantor’s Further Agreements to Pay. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Bank forthwith upon demand, in funds immediately available to the Bank, all costs and expenses (including court costs and attorneys’ fees) incurred or expended by the Bank in connection with this Guaranty and the enforcement hereof, together with interest on all amounts payable under this Guaranty from the time such amounts become due until payment at the same rate as the highest rate of interest payable by the Customer with respect to any of the Obligations.

3. Liability of Guarantor. The liability of the Guarantor hereunder shall be limited to the Obligations.

4. Waivers by Guarantor. The Guarantor waives: notice of acceptance hereof, notice of any action taken or omitted by the Bank in reliance hereon, and any requirement that the Bank be diligent or prompt in making demands hereunder, giving notice of any default by the Customer or asserting any other right of the Bank hereunder. The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available in respect of the Guarantor’s obligations hereunder by virtue of any homestead exemption, bankruptcy or insolvency law, statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect. The Guarantor agrees not to exercise and hereby expressly waives any right of subrogation, reimbursement, indemnity, contribution, or the like (including any right to proceed upon any collateral granted by the Customer to the Guarantor) against the Customer or any person liable or obligated for or on the Obligations.

5. Demands or Notices. Any demand on or notice to the Guarantor shall be in writing and shall be effective when handed to the Guarantor or left at or mailed or sent by telegraph to the Guarantor’s usual or last-known address.

6. Amendments, Waivers Etc. No provision of the Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Bank and the Guarantor expressly referring to the provision of this Guaranty to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

7. Miscellaneous Provisions. This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall inure to the benefit of the Bank and its successors in title and assigns, and shall be binding on the Guarantor and the Guarantor’s successors in title, assigns and legal representatives.

8. Waiver of Jury Trial. THE BANK (BY ITS ACCEPTANCE HEREOF) AND THE GUARANTOR AGREE THAT NEITHER OF THEM, INCLUDING ANY ASSIGNEE OR SUCCESSOR, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS GUARANTY, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM. NEITHER THE BANK NOR THE GUARANTOR SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE GUARANTOR AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. THE BANK AND THE GUARANTOR AGREE THAT THE PROVISIONS OF THIS PARAGRAPH WILL BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed on its behalf by the officers thereunto duly authorized on this 14th day of September, 2004.

SERACARE LIFE SCIENCES, INC.

/s/ ANN C. MELTZER	By:	/s/ MICHAEL F. CROWLEY, JR.
Witness	Its	President

/s/ ANN C. MELTZER	By:	/s/ TIM T. HART
Witness	Its	Chief Financial Officer/Treasurer